UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2024

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment No. 1”) amends the Current Report on Form 8-K filed by Treasure Global Inc (the “Company” or “TGL”) with the Securities and Exchange Commission (the “Commission”) on October 11, 2024 (the “Original 8-K”). This Amendment No.1 is being filed by the Company to provide certain additional information relating to compensation terms to include a new “Item 3.02 - Unregistered Sales of Equity Securities”. The information contained in this Amendment and the exhibit filed herewith are intended to supplement and not supersede or replace the disclosures set forth in the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on October 11, 2024, the Company entered into a service partnership agreement (the “Partnership Agreement”) with Octagram Investment Limited (“OCTA”), a Malaysian company, to establish a strategic partnership pursuant to the terms and conditions set forth in this Partnership Agreement. Pursuant to the Partnership Agreement, OCTA shall design, develop and deliver mini-game modules to be integrated into the ZCity App, an E-Commerce platform owned by the Company. In addition, OCTA shall customize the mini-game modules based on the Company’s detailed specification (the “Services”)

TGL agrees to pay OCTA a total fee of $2,800,000.00 (“Service Fees”) to OCTA and/or its nominees. The Service Fees shall be due and earned upon execution of this Agreement. The Service Fees shall be utilized by TGL for the Services provided by OCTA at any time during the Term of this Agreement. This includes an upfront payment for the development costs of the mini-game modules, as well as the payment of a flat fee of $10,000.00 per month, starting from the delivery of the first mini-game module, for the ongoing technical support outlined in this Agreement.

The Service Fees shall include all taxes and disbursement (“Other Expenses”) due and payable to OCTA in rendering the Services under this Agreement. All such Other Expenses incurred by OCTA will be justified to TGL with valid and relevant reasons to the satisfaction of TGL. TGL shall have the sole and absolute discretion to approve such charges or claims provided that such approval shall not be unreasonably withheld by TGL.

The Service Fees shall be payable by TGL to OCTA and/or its nominees via the issuance of Three Million and Five Hundred Thousand (3,500,000) shares of common stock, par value $0.00001 of TGL (the “TGL Shares”) at a determined issuance price of $0.80 per TGL Share. The TGL Shares shall be issued on a restricted basis for a period of six (6) months pursuant to the requirements of the Securities Act 1933, Rule 144.

On the True-Up Date, which means the expiry date of the sixth (6th) month from the day of the issuance of TGL Shares to Octa, in the event that the 30-Day VWAP of the TGL Shares to be issued pursuant to the Agreement falls below the amount of $0.80, then TGL shall issue to OCTA additional TGL Shares equal to the difference between the Service Fees and the value of the TGL Shares on the True Up Date within fourteen (14) business days from the True Up Date.

Capitalized terms used herein and not otherwise defined are defined as set forth in the Partnership Agreement. The description of the Partnership Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the copy of the Partnership Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

The TGL Shares will be issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Service Partnership Agreement by and between the Company and Octagram Investment Limited dated October 10, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2024	TREASURE GLOBAL INC.

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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